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                                                                    EXHIBIT 10.1


                                    AGREEMENT


      This is an AGREEMENT (the "Agreement"), dated as of August 29, 1997, by and between Spectra-Physics, Inc., a Delaware corporation ("SPI") and Spectra-Physics Holdings USA, Inc., a Delaware corporation ("SPHUSA").

                                   Background

      A. SPI is currently a wholly-owned direct subsidiary of SPHUSA. SPHUSA is a wholly-owned direct subsidiary of Spectra-Physics AB, a corporation organized under the laws of Sweden ("SPAB").

      B. It is contemplated that shares of SPI's stock will be offered for sale to the public (the "Offering").

      C. Spectra-Physics Lasers, Inc. ("SPLC"), Opto Power Corporation ("Opto Power"), Laser Data Systems, Inc. ("Laser Data"), and various foreign subsidiaries of SPAB which conducted sales and technical support operations on behalf of SPLC, Opto Power and Laser Data, are operated as a functional group called the Lasers and Optics Group (collectively, the "LOG"). In preparation for the Offering, it is necessary to reorganize the LOG so that all assets and liabilities of the LOG will be held directly or indirectly by SPI and all other assets and liabilities will be held by SPAB or its subsidiaries (other than SPI and its subsidiaries) (the "Reorganization") .

      D. As part of the Reorganization, SPI desires to transfer to SPHUSA, and SPHUSA desires to have transferred to it, certain assets and liabilities subject to and in accordance with the terms and conditions contained in this Agreement.

                                      Terms

      NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Distribution of Assets. As a distribution to SPHUSA, SPI hereby assigns, transfers and delivers to SPHUSA all of SPI's rights, title and interest in and to all of SPI's goodwill, properties, rights and assets, of every kind, nature and description, that are not used in or do not relate to the business and operations of the LOG, wherever located, whether real, personal or mixed, whether tangible or intangible, and whether or not carried on SPI's books or


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reflected in any financial statement, including, without limitation, the assets listed on Schedule A hereof (the "Transferred Assets").

      2. Assumption of Liabilities. SPHUSA hereby assumes and agrees to pay, perform, satisfy, discharge and be responsible for all of the debts, obligations, contracts and liabilities of SPI that do not relate to the past or current business or operations of the LOG or that relate to the Transferred Assets, whether accrued, absolute, contingent or otherwise, whether past, present or future, whether known or unknown and whether or not reflected in or reserved on SPI's balance sheet, records or books of account, including, without limitation, the debts, obligations, contracts and liabilities listed on Schedule A hereof (the "Assumed Liabilities").

      3. Further Assurances. At the request of SPHUSA, at any time on or after the date hereof, SPI will execute and deliver such further instruments of transfer and conveyance and take such other action as SPHUSA reasonably may request effectively to assign and transfer to SPHUSA any of the Transferred Assets.

      4. Regarding Certain Consents. Nothing in this Agreement shall be construed as an attempt to assign any contract, agreement, permit, franchise or claim included in the Transferred Assets that is, by its terms or in law, nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by SPI would not, as a matter of law, pass to SPHUSA as an incident of the assignments provided for by this Agreement. In order, however, to provide SPHUSA the full realization and value of every contract, agreement, permit, franchise and claim of the character described in the preceding sentence, SPI, on and after the date hereof by itself or by its agents, shall, at the request and expense and under the direction of SPHUSA in the name of SPI or otherwise as SPHUSA shall specify and as shall be permitted by law, take all such reasonable action (including, without limitation, the appointment of SPHUSA as attorney-in-fact for SPI) and do or cause to be done all such things as shall in the opinion of SPHUSA be necessary or proper (a) to assure that the rights and obligations of SPI under such contracts, agreements, permits, franchises and claims shall be preserved for the benefit of SPHUSA and
(b) to facilitate receipt of the consideration to be received by SPHUSA in and under every such contract, agreement, permit, franchise and claim, which consideration SPI shall hold for the benefit of, and upon request of SPHUSA shall deliver to, SPHUSA.

      5. Costs, Expenses and Taxes. Except as otherwise provided in this Agreement, SPI will pay all expenses incurred in connection with this Agreement and the transactions contemplated hereby, including (a) all accounting, legal and appraisal fees and (b) all personal and real property transfer taxes.

      6. Representations and Warranties. SPI expressly disclaims any representations or warranties as to the condition or status (financial or otherwise) of the Transferred Assets or SPI's right, title or interest in or to the Transferred Assets.


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      7.    Indemnification by SPHUSA. SPHUSA hereby agrees to reimburse, indemnify, defend, save and hold harmless SPI and its officers, directors, employees and agents (each a "SPHUSA Indemnified Person"), from and against any and all claims, demands, damages, liabilities, losses, costs, expenses, assessments, settlement payments and judgments of any nature whatsoever (including, without limitation, incidental, indirect, special or consequential damages, reasonable attorneys' fees and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding), arising before, on or after the date hereof suffered, sustained, incurred or required to be paid by such SPHUSA Indemnified Person because of or that result from, relate to or arise out of the Assumed Liabilities.

      8. Indemnification by SPI. SPI hereby agrees to reimburse, indemnify, defend, save and hold harmless SPHUSA and its affiliates (excluding SPI and its subsidiaries) and their respective officers, directors, employees and agents (each a "SPI Indemnified Person") from and against against any and all claims, demands, damages, liabilities, losses, costs, expenses, assessments, settlement payments and judgments of any nature whatsoever (including, without limitation, incidental, indirect, special or consequential damages, reasonable attorneys' fees and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding), arising before, on or after the date hereof suffered, sustained, incurred or required to be paid by such SPI Indemnified Person because of or that result from, relate to or arise out of the businesses or operations of the LOG.

      9. Effective Time. The transfer of the Transferred Assets and assumption of the Assumed Liabilities hereunder shall be effective as of the close of business of the LOG on August 29, 1997.

      10. Successors and Assigns; Assignment. This Agreement and the rights and obligations of the parties hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      11. Governing Law. This Agreement shall be governed by and construed and enforced in all respects, whether as to validity, construction, capacity, performance or otherwise, in accordance with the internal laws of the State of Delaware applicable to contracts made and fully performed therein by parties domiciled therein, without regard to the conflicts of laws provisions thereof, except to the extent that the parties' respective rights and obligations are subject to mandatory local, state and federal laws or regulations.

      12. Headings; Interpretation. The headings preceding the test of the sections and subsections and any table of contents of this Agreement are used solely for convenience of reference by the parties hereto and shall not constitute a part of this Agreement, nor shall they be given any legal effect or otherwise affect the interpretation of this Agreement. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties hereto.


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      13.   Amendment. This Agreement shall not be modified in any manner other than in a writing, signed by each of the parties hereto. No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

      14. Waiver. The terms and provisions of this Agreement shall not be waived at any time other than in a writing, signed by the party entitled to the benefit thereof. The failure of any party hereto at any time to require performance of any term or provision of this Agreement shall not affect such party's right at a later time to enforce such term or provision. No consent to or waiver of any breach of a term or provision of this Agreement by any party hereto shall be deemed or construed to be a consent to or waiver of any other breach. All rights and remedies reserved to any party hereto shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

      15. Entire Agreement. This Agreement and the schedules and exhibits hereto, each of which is hereby incorporated in this Agreement, contain all of the representations, warranties, covenants, agreements, promises, conditions, undertakings and inducements among the parties hereto relating to the subject matter hereof and replaces and supersedes all prior and contemporaneous representations, warranties, covenants, agreements, promises, conditions, undertakings and inducements, whether express or implied, oral or written, among the parties hereto with respect thereto.

      16. Severability. Each term and provision of this Agreement shall be construed as separable and divisible from every other term and provision and the invalidity or unenforceability of any one term or provision shall not limit the validity and enforceability, in whole or in part, of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable term or provision as may be valid and enforceable.

      17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused this Agreement to be executed by its duly authorized representatives as of the day and year first above written.

                                       SPECTRA-PHYSICS, INC.


                                       By: /s/ John J. Carney
                                           -------------------------------------
                                           Name: John J. Carney
                                           Title: President


                                       SPECTRA-PHYSICS HOLDINGS
                                       USA, INC.


                                       By: /s/ Lennart F. Rappe
                                           -------------------------------------
                                           Name: Lennart F. Rappe
                                           Title: Treasurer


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